UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant          [    ]

Check the appropriate box:

[    ]           Preliminary Proxy Statement
[    ]           Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X]           Definitive Proxy Statement
[    ]           Definitive Additional Materials
[    ]           Soliciting Material Under §240.14a-12

EMERGING VISION, INC.
(Name of Registrant as Specified in its Charter)

________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3)
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not applicable

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[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EMERGING VISION, INC.
520 Eighth Avenue, 23rd Floor
New York, NY 10018

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON NOVEMBER 9, 2010

To the Shareholders of Emerging Vision, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Emerging Vision, Inc. will be held at the offices of Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, NY 11554, on November 9, 2010, at 10:00 a.m., local time, for the following purposes:

(1)
To elect three (3) Class II Directors to our Board of Directors, to fill the (3) vacancies that will be created by the expiration of the term of the Class II Directors, whose term expires at the meeting.

(2)	To ratify the selection of Rosen Seymour Shapss Martin & Company LLP, as our independent auditors for the fiscal year ending December 31, 2010.

(3)	To transact such other business as may properly come before the meeting.

Only shareholders of record at the close of business on September 24, 2010 are entitled to notice of, and to vote at, the meeting or any adjournment(s) thereof.

By Order of the Emerging Vision, Inc. Board of Directors /s/ Glenn Spina Glenn Spina Chief Executive Officer

New York, New York
October 11, 2010

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, WE URGE YOU TO VOTE AS SOON AS POSSIBLE BY EITHER (1) COMPLETING, DATING, SIGNING AND MAILING THE ENCLOSED PROXY CARD(S) IN THE POSTAGE PRE-PAID ENVELOPE PROVIDED, (2) CALLING THE TOLL-FREE NUMBER PRINTED ON YOUR PROXY CARD(S) AND FOLLOWING THE RECORDED INSTRUCTIONS OR (3) VISITING THE WEBSITE INDICATED ON YOUR PROXY CARD(S) AND FOLLOWING THE ON-LINE INSTRUCTIONS. YOU MAY REVOKE A PREVIOUSLY SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY  DATED  PROXY OR BY  ATTENDING  THE  MEETING  AND VOTING IN PERSON.

EMERGING VISION, INC.
520 Eighth Avenue, 23rd Floor
New York, NY 10018
____________________

PROXY STATEMENT
____________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This Proxy Statement is being made available to all shareholders of record at the close of business on September 24, 2010 in connection with the solicitation by the Board of Directors of Emerging Vision, Inc. (the “Board of Directors” or the “Board”) of proxies to be voted at the Annual Meeting of Shareholders to be held on November 9, 2010 at 10:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Shareholders were first sent to shareholders on or about October 11, 2010.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the election, to our Board of Directors, of those nominees named in the proxy; and

(ii)	FOR the ratification of the selection of Rosen Seymour Shapss Martin & Company LLP as our independent auditors for the fiscal year ending December 31, 2010.

The Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees to the Board. In the event that any other matter should come before the meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

The Board has fixed the close of business on September 24, 2010 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and only holders of record of our common stock, par value $0.01 per share (the “Common Stock”), and Senior Convertible Preferred Stock, par value $0.01 per share (the “Preferred Stock” and, together with the Common Stock, hereinafter collectively referred to as the “Capital Stock”), on that date, will be entitled to notice of, and to vote at, the Annual Meeting. As of the record date, we had outstanding 125,292,806 shares of Common Stock, each share of Common Stock being entitled to one vote on all matters presented at the Annual Meeting, and 0.74 shares of Preferred Stock entitled to vote, on an “as converted” basis, together with the Common Stock as a single class, 98,519 shares of Common Stock, for a total of 125,391,325 voting shares (collectively, the “Voting Shares”).

The presence, in person or by proxy, of the holders of shares that represent a majority of the votes entitled to be cast at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.  A plurality of the votes cast at the Annual Meeting is required for the election of directors.  The affirmative vote of the holders of a majority of the Voting Shares present or represented by proxy and entitled to vote at the Annual Meeting is required to approve the election of directors and to ratify the selection of our auditors.  Abstentions and instances where nominee recordholders, such as brokers, are prohibited from exercising discretionary authority for beneficial owners of shares of Common Stock who have not returned a proxy (“broker non-votes”) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business.  Abstentions are counted as present in the tabulation of votes on each of the proposals presented to shareholders.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with us a written notice of revocation or a fully executed proxy bearing a later date. Those voting by telephone or by internet may also revoke their proxy by voting and submitting their proxy at a later time by internet or telephone.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a shareholder who attends the meeting need not revoke a proxy given and vote in person unless the shareholder wishes to do so. Written revocations or amended proxies should be sent to us at 520 8th Avenue, 23rd Floor, New York, New York 10018, Attention: Corporate Secretary.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares. Solicitations will be made primarily by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of shareholders entitled to vote at the meeting will be available for examination at the meeting at the request at or prior to the meeting by any shareholder.  To contact us, shareholders should call (646) 737-1500.

EXECUTIVE COMPENSATION

 Summary Compensation Table

The following table sets forth information concerning the total compensation for fiscal years 2009 and 2008 awarded to, earned by or paid to certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary		Bonus (3)		All Other Compensation (4)		Total
Glenn Spina, President and Chief Executive Officer (“CEO”) (1)	2009 2008	$ $	21,000 -		- -	$ $	1,000 -	$ $	22,000 -
Christopher G. Payan, Former CEO (2)	2009 2008	$ $	252,000 275,000		- -	$ $	12,000 13,000	$ $	264,000 288,000
Neil Glachman, President – Combine	2009 2008	$ $	210,000 210,000	$ $	50,000 93,000		- -	$ $	260,000 303,000
Samuel Z. Herskowitz, Chief Marketing Officer	2009 2008	$ $	200,000 190,000		- -	$ $	10,000 10,000	$ $	210,000 200,000

1.	Mr. Spina became our President and CEO on December 1, 2009.
2.	Mr. Payan served as our Chief Executive Officer through November 30, 2009, at which time his employment agreement expired.
3.	Represents bonuses paid to Mr. Glachman for the years ended December 31, 2009 and 2008, respectively.
4.	Represents car allowances payments, and medical and dental reimbursements.

EMPLOYMENT AGREEMENTS

We entered into an Employment Agreement (the “Spina Employment Agreement”) with Glenn Spina, our current CEO, which began on December 1, 2009 and extends through November 2012.  The Spina Employment Agreement provides for an annual salary of $250,000 and certain other benefits.  Additionally, Mr. Spina will be eligible for annual bonus compensation of 5% of our EBITDA (earnings before interest, taxes, depreciation and amortization) in excess of $2,000,000 during the associated fiscal year.  No such bonus was earned for the year ended December 31, 2009.  Additionally, Mr. Spina was to be entitled to a non-qualified stock option pursuant to our 2006 Stock Incentive Plan (the “Plan”) to purchase 3,000,000 shares of our common stock (the “Stock Option”) having an exercise price equal to the fair market value of the shares as of the date of the grant of the Stock Option.  On April 22, 2010, the Company’s board of directors granted the Stock Option to Mr. Spina.  The Stock Option has an exercise price of $0.10 per share and vests as follows:  1,000,000 shares on January 1, 2011, 1,000,000 shares on January 1, 2012 and 1,000,000 shares on January 1, 2013.  However, the Stock Option is not exercisable until the approval by the our shareholders of the authorization of a sufficient number of shares of common stock to enable the exercise and/or conversion of all options and derivative securities outstanding at the time the increase of shares is authorized.

Additionally, in connection with the acquisition of Combine Buying Group, Inc., we entered into a five-year Employment Agreement (the “Glachman Employment Agreement”) with Neil Glachman.  The Glachman Employment Agreement provides for the payment of an annual salary of $210,000, certain other benefits, and an annual bonus based upon certain financial targets of Combine.  For the years ended December 31, 2009 and 2008, approximately $50,000 and $93,000 of such bonuses were earned, respectively.

On June 10, 2010, we provided written notice (the “Notice”) to Mr. Glachman that the Glachman Employment Agreement was terminated for “Cause” as defined in Section 4(b) of the Glachman Employment Agreement as a result of, among other things, Mr. Glachman’s intentional refusal to perform his duties under the Glachman Employment Agreement and the breach of his fiduciary duties.  The Glachman Employment Agreement provides for payment of compensation accrued through the date of termination upon Mr. Glachman’s termination for “Cause.”

The Glachman Employment Agreement further provides that: (i) subject to certain conditions, Mr. Glachman may contest the basis for the termination of his employment; (ii) in the event Mr. Glachman contests the basis for the termination of his employment in accordance with the Glachman Employment Agreement, Mr. Glachman’s termination shall be stayed and Mr. Glachman shall continue to be paid all compensation to which he is entitled under the Glachman Employment Agreement until the decision of a court of competent jurisdiction is rendered with respect to the issue of whether Mr. Glachman’s termination for “Cause” was proper; and (iii) if such court decides that we had the proper basis to terminate Mr. Glachman’s employment for “Cause,” then (A) the stay of the termination of Mr. Glachman’s employment shall be deemed lifted, (B) Mr. Glachman’s employment shall be deemed terminated for “Cause” pursuant to the Glachman Employment Agreement as of the date of the Notice, and (C) within ten (10) days following such decision, Mr. Glachman shall be required to repay us the aggregate monetary amount of any and all salary, benefits, bonus and other compensation actually paid to Mr. Glachman from and after the effective date of such Notice.

On June 14, 2010, Mr. Glachman sent a letter to our Chief Financial Officer which was addressed to our General Counsel and Chief Executive Officer, notifying us that the reasons for the termination of his employment are contested.

In June 2010, we filed an action against Mr. Glachman, Combine Optical Management Corporation ("COMC"), which is owned by Mr. Glachman, James Lashenick (the former bookkeeper of Combine Buying Group, Inc.) and various entities which Glachman purportedly owns and/or operates (the "Glachman Entities").  We claim, among other things, that Mr. Glachman and COMC breached the Asset Purchase Agreement dated September 29, 2006, pursuant to which our subsidiary purchased substantially all of the assets and business of Combine Buying Group, Inc.; Mr. Glachman breached the Glachman Employment Agreement and his common law fiduciary duty of loyalty; and the various Glachman Entities, COMC and Mr. Lashenick aided such breach of fiduciary duty.  The defendants, in their Answer, asserted defenses to our claims, and Mr. Glachman and COMC asserted counterclaims against us, including, among others, that we breached the Security Agreement executed in connection with the Asset Purchase Agreement; anticipatorily breached the Asset Purchase Agreement; and breached the Glachman Employment Agreement by terminating him.  The defendants seek injunctive relief, including monetary damages, assurances of our obligation of payment on Mr. Glachman's $700,000 Put Option, assurances of our obligation of payment under the terms of the $225,000 promissory note due October 1, 2010, and costs and attorney fees.  As of the date of this proxy statement, these proceedings were in the discovery stage.

We also contend that the bonuses previously paid to Mr. Glachman, along with any future bonuses, were not achieved in good faith, and we will be looking for restitution of these payments.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price		Option Expiration Date
Glenn Spina	-	3,000,000		$0.10	11/30/2019
Christopher G. Payan	50,000	-		$0.26	7/16/2011
Neil Glachman (1)	3,515,625	-		$0.15	9/28/2016
Samuel Z. Herskowitz	1,841,180 37,500	- -	$ $	0.14 0.33	12/30/2014 4/26/2011

1.	Commencing on September 29, 2010, and expiring September 28, 2016, 2,187,500 common stock options may be put back to us at a put price per share of $0.32.

On July 13, 2009, Mr. Payan and Mr. Brian Alessi, our Chief Financial Officer, elected to exercise their outstanding common stock options totaling 8,128,810 on a cash-less basis.  Such options were converted into 3,059,618 shares of the Company’s common stock.

On December 15, 2009, the Company and Mr. Alessi agreed to, and effectuated the rescission of the exercise, by Mr. Alessi, of 920,590 common stock options.  In connection therewith, the Company and Mr. Alessi agreed to rescind the exercise and reinstate and modify certain terms of Mr. Alessi’s original stock option agreement.   As a result of such rescission transaction, the Company’s outstanding Common Stock decreased by 346,502 shares.

On June 29, 2010, the Company and Mr. Payan agreed to, and effectuated the rescission of the exercise, by Mr. Payan, of 7,208,220 common stock options.  In connection therewith, the Company and Mr. Payan agreed to rescind the exercise and reinstate and modify certain terms of Mr. Payan’s original stock option agreement.   As a result of such rescission transaction, the Company’s outstanding Common Stock decreased by 2,713,116 shares.

Termination of Employment and Change-in-Control Arrangements

In the event the Spina Employment Agreement is terminated by us for a reason other than Mr. Spina’s (i) commission of an act of fraud, misappropriation of funds or embezzlement in connection with his duties or dishonesty having a material adverse impact on the Company; (ii) willful violation of a material provision of our  policies or codes of ethics, or any applicable state or federal law or regulation; (iii) failure or refusal to perform a lawful directive of the Board, after written notice to Mr. Spina and his failure to correct the same within thirty (30) days, provided, however, that in the event Mr. Spina is provided notice of such failure or refusal more than two (2) times during the term, no cure period shall be required thereafter and Mr. Spina shall be subject to immediate termination; or (iv) conviction of, or entering into, a plea of guilty or no contest to, a felony under state or federal law, Mr. Spina shall be entitled to (i) a prorated share of his annual base compensation of $250,000 for the lesser of (x) 6 months or (y) the number of months until the end of the term, and (ii) the Performance Bonus (as defined in the Spina Employment Agreement), if any, prorated for the year in which such termination occurs.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Total
Alan Cohen, O.D.	$26,000	$26,000
Joel L. Gold	$26,000	$26,000
Harvey Ross (1)	$26,000	$26,000
Jeffrey Rubin (2)	$24,500	$24,500
Seymour G. Siegel (3)	$36,833	$36,833

1.	Mr. Ross resigned from the Board of Directors on January 12, 2010.
2.	Mr. Rubin resigned from the Board of Directors on November 4, 2009.
3.
The fees reflected in the table above include an additional $10,000 that Mr. Siegel received during 2009 in consideration of his serving as Chairman of the Audit Committee, and an additional $833 in consideration for serving as Lead Director on Corporate Governance.

4.	There were no options granted to the directors during fiscal 2009.

Directors who are not our employees or executive officers receive $20,000 per annum, payable in equal, quarterly installments of $5,000, and $1,500 for each in person meeting, with no additional compensation for telephonic meetings or actions taken by written consent in lieu of a meeting.  In the event that multiple meetings are held on the same day, directors will receive compensation for one meeting.  Further, all directors are reimbursed for certain expenses in connection with their attendance at board and committee meetings.

Other than with respect to the reimbursement of expenses, directors who are our employees or executive officers will not receive additional compensation for serving as a director.

The foregoing table represents the compensation provided to each of the persons who served as a director during 2009, except for Christopher G. Payan, our former CEO, whose compensation is set forth in the Summary Compensation Table, and Glenn Spina, the Company’s current CEO.  Mr. Payan and Mr. Spina both did not receive any additional consideration for their service on the Board of Directors.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth information, as of September 24, 2010, regarding the beneficial ownership of our common stock by: (i) each person or entity known by us to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as said term is defined in Item 402(a)(3) of Regulation S-K); and (iv) all directors and executive officers of the Company as a group, in each case, based on a total of 125,292,806 shares of Common Stock outstanding as of that date.

Name and Address of Beneficial Owner	Amount and Nature Beneficial Ownership		Percent of Class
Dr. Alan Cohen (a) c/o Cohen Fashion Optical 100 Quentin Roosevelt Boulevard Suite 400 Garden City, New York 11530	8,123,590	(1)	6.5%
Neil Glachman (b) 17888 Fieldbrook Circle Boca Raton, Florida 33496	3,515,625	(2)	2.7%
Joel L. Gold (a) c/o Andrew Garrett 425 Park Avenue, 22nd Floor New York, New York 10022	701,500	(3)	*
Samuel Z. Herskowitz (b) 520 8th Avenue, 23rd Floor New York, New York 10018	1,978,680	(4)	1.6%
Horizons Investors Corp. 2869 Pitkin Avenue Brooklyn, New York 11208	50,526,543	(5)	40.3%
Jeffrey E. Kolton (a) 142 West End Avenue New York, New York 10023	150,000	(6)	*
Harvey Ross 3140 Route 22 West Somerville, New Jersey 08876	19,464,936	(7)	14.6%
Seymour G. Siegel (a) c/o Rothstein Kass 1350 Avenue of the Americas, 15th Floor New York, New York 10019	575,000	(8)	*
Joseph Silver (a) 7000 Island Blvd. Aventura, Florida 33160	150,000	(9)	*
Glenn Spina (a) (b) 520 8th Avenue, 23rd Floor New York, New York 10018	3,000,000	(10)	2.3%
All directors and executive officers as a group (8 persons)	15,599,360	(11)	11.7%

* less than 1%
(a) Director
(b) Named Executive Officer

(1)
Includes (i) the right to acquire 475,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, (ii) the right to acquire 150,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof, and (iii) 26,700 shares owned by Dr. Cohen, as custodian for Dr. Cohen’s children, as to which Dr. Cohen disclaims beneficial ownership, but excludes 16,840,528 shares, in the aggregate, held in trust for Dr. Cohen’s minor children as beneficiaries, in respect of which Dr. Cohen is not a trustee and has no dispositive or investment authority, and as to which he disclaims beneficial ownership.

(2)
Includes the right to acquire 3,515,625 shares of Common Stock upon the exercise of presently exercisable, outstanding options.  Additionally, commencing on September 29, 2010 and expiring September 28, 2016, 2,187,500 options may be put back to the Company at a put price per share of $0.32.

(3)
Includes (i) 76,500 shares of Common Stock owned by Mr. Gold’s children, (ii) the right to acquire 475,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and (iii) the right to acquire 150,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof, but excludes an additional 5,000 shares of Common Stock owned by Mr. Gold’s wife, as to which Mr. Gold disclaims beneficial ownership.

(4)	Includes the right to acquire 1,878,680 shares of Common Stock upon the exercise of presently exercisable, outstanding options.
(5)
Includes (i) shares of Common Stock owned by Horizons Investors Corp., a New York corporation principally owned by Benito R. Fernandez, a former director of the Company and (ii) the right to acquire 100,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options.

(6)	Represents the right to acquire 150,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof.
(7)
Includes shares of Common Stock owned by Harvey Ross, a former director of the Company, and includes (i) the right to acquire 425,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options and (ii) as reported by Mr. Ross on an amendment to Schedule 13D filed with the Securities and Exchange Commission, pursuant to an agreement between Mr. Ross and Christopher Payan, the former Chief Executive Officer of the Company, Mr. Ross has the right to cause Mr. Payan to exercise an option to purchase 7,208,220 shares of Common Stock and to assign the underlying shares of Common Stock to Mr. Ross.

(8)
Represents (i) the right to acquire 425,000 shares of Common Stock upon the exercise of presently exercisable, outstanding options, and (ii) the right to 150,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof.

(9)	Represents the right to acquire 150,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof.
(10)
Represents the right to acquire 1,000,000, 1,000,000 and 1,000,000 shares of Common Stock upon the exercise of outstanding options that vest on January 1, 2011, January 1, 2012 and January 1, 2013, respectively, which are not exercisable until the approval by the our shareholders of the authorization of a sufficient number of shares of Common Stock to enable the exercise and/or conversion of all options and derivative securities outstanding at the time the increase of shares is authorized.

(11)
Includes (i) the right to acquire 4,174,270 shares of Common Stock upon the exercise of presently exercisable, outstanding options, (ii) the right to acquire 750,000 shares of Common Stock upon the exercise of presently vested options not approved to be exercised as of the date hereof, (iii) 26,700 shares owned by Dr. Cohen, as custodian for each of Erica and Nicole Cohen (as to which Dr. Cohen disclaims beneficial ownership), and (iv) 3,000,000 shares of Common Stock upon the exercise of outstanding options that vest in 1,000,000 increments on January 1, 2011, January 1, 2012 and January 1, 2013, respectively, but are not exercisable until the approval by the our shareholders of the authorization of a sufficient number of shares of Common Stock to enable the exercise and/or conversion of all options and derivative securities outstanding at the time the increase of shares is authorized.  In accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the 4,174,270 shares of Common Stock for which the Company’s directors and executive officers, as a group, hold currently exercisable options, have been added to the total number of issued and outstanding shares of Common Stock solely for the purpose of calculating the percentage of such total number of issued and outstanding shares of Common Stock beneficially owned by such directors and executive officers as a group.

Senior Convertible Preferred Stock

Set forth below is the name, address, stock ownership and voting power of each person or group of persons known by the Company to beneficially own more than 5% of the outstanding shares of its Senior Convertible Preferred Stock:

Name	Beneficial Ownership	Percent of Class
Rita Folger 1257 East 24th Street Brooklyn, NY 11210	0.74 (1)	100%

(1)	These shares are convertible into an aggregate of 98,519 shares of Common Stock; and the holder thereof will be entitled to cast that number of votes at any meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Cohen’s Fashion Optical

Dr. Alan Cohen, our Chairman of the Board of Directors, and, together with certain of his immediate family members, one of our significant shareholders, owns, operates, manages and/or is otherwise involved with other companies in the retail optical industry, which are in competition with our Sterling Stores and/or Combine Members, and may result in potential conflicts.   Until March 1, 2008, Dr. Cohen and his brother Dr. Robert Cohen were officers and directors of, and together with certain members of their immediate families, were the sole shareholders of Cohen Fashion Optical, Inc. (“CFO, Inc.”), which company operated and franchised retail optical stores similar to Sterling Stores and Combine Member locations in the States of Connecticut, Florida, Massachusetts, New Hampshire, New Jersey, New York and Puerto Rico.  Effective March 1, 2008, CFO, Inc. sold substantially all of its assets to Cohen Fashion Optical, LLC (“CFO, LLC”), a Kentucky limited liability company, which continues to operate and offer franchises for retail optical stores primarily under the name Cohen’s Fashion Optical.  Although, Dr. Alan Cohen does not own any interest in, or participate in the management of, CFO, LLC, Dr. Cohen is an executive officer and director of Real Optical, LLC and CFO Retail, Inc. (collectively “REAL”), and he and certain members of his immediate family are principal members and shareholders of said companies.  REAL is a franchisee of CFO, LLC and operates retail optical stores in the States of Connecticut, Florida, New Jersey and New York similar to Sterling Stores and Combine Member locations.  As of December 31, 2009, REAL was the franchisee of 16 Cohen’s Fashion Optical stores, and was also managing an additional store on behalf of CFO, LLC.

General Vision Services and Vision World

Dr. Alan Cohen is also an executive officer of, and he, together with certain members of his immediate family, are principal members of General Vision Services, LLC (“GVS”) and Vision World, LLC (“Vision World”).  GVS operates retail optical stores located in the New York metropolitan area.  GVS does not offer franchises, however, in connection with the transaction between CFO LLC, and CFO, Inc., GVS agreed that all of its stores, including any stores to be opened in the future, would be operated as franchisees of CFO, LLC.  As of December 31, 2009, GVS was the franchisee of CFO, LLC, and was operating 10 stores under the name General Vision Services.  GVS and Vision World both solicit and administer third party benefit programs, which provide services under third party benefit plans administered by GVS and Vision World, to certain of our Sterling Stores.  Such Sterling Stores pay a processing fee to GVS and Vision World to administer the processing of such third party insurance claims.  We believe that the cost of such services were as favorable to the Sterling Stores as could be obtained utilizing an unrelated third party.

Further, in April 2010, Insight IPA of New York, Inc., our wholly owned subsidiary (“Insight IPA”) and Insight Managed Vision Care, a division of ours (“Insight MVC”) entered into an agreement with Vision World (the “Vision World Agreement”), pursuant to which Vision World has agreed to:

• to the extent that Insight IPA and Insight MVC have agreed with third party organizations to administer Managed Care Plans (i.e., to process and forward claims from providers for payment, respond to eligibility determinations and receive and distribute payments), perform such functions on behalf of Insight IPA and Insight MVC and, to collect and distribute payments to franchisees and our store operators who have entered into provider agreements with Insight IPA and/or Insight MVC (“Insight Providers”);

• be responsible for the credentialing of all Insight Providers;

• provide support for Insight Providers in seeking to resolve any issues, including requirements of applicable managed care plans and claim status; and

• allow certain of our franchisees and store operators (that are not Insight Providers) the opportunity to serve as providers for Vision World.

In exchange for its service as a third party administrator for the Insight Providers, the Vision World Agreement provides that Vision World shall be entitled to a processing fee of $4.60 per claim submitted and collected by Vision World (the “Processing Fee”) during the first year of the term.  For each subsequent year of the term, Vision World will have the right, not more than once each year, to increase the Processing Fee, provided the amount of the increase may not exceed five 5% in any one year.

The Vision World Agreement also provides that, for each claim submitted and collected on behalf of our franchisees and store operators who elect to become Vision World providers, Vision World shall be entitled to an administrative fee of 25% of the amount collected on each such claim (the “Vision World Administration Fee”).  Vision World is required to make monthly payments to us equal to 20% of the aggregate Vision World Administration Fees for each month of the Term.

The Vision World Agreement also provides for certain mutual indemnification obligations and each of the parties to the Vision World Agreement has made certain representations, as set forth in the Vision World Agreement.

The Vision World Agreement commenced on May 1, 2010 with a term set to expire on April 30, 2015, subject to earlier termination as set forth in the Vision World Agreement.  The Vision World Agreement shall automatically renew for additional 5 year periods unless either party provides notice of termination at least 90 days prior to the expiration of any such 5 year period.

Newtek Business Services

Our former Chief Executive Officer and director, Christopher Payan, served on the Board of Directors of Newtek Business Services, Inc. (“NBSI”), a company that provides various financial services to both small and mid-sized businesses.  Additionally, Mr. Jeffrey Rubin, one of our directors from April 2008 through November 2009 and a family member of Dr. Cohen, held a 12.5% interest in NBSI as of February 26, 2010.  We utilize the bank and non-bank card processing services of one of NBSI’s affiliated companies.  For the years ended December 31, 2009 and 2008, we paid approximately $268,000 and $166,000, respectively, to such affiliate for such services provided.  Additionally, we utilize insurance administrative services of one of NBSI’s affiliated companies, which brokers coverage of our Director and Officers Insurance Policy through American International Group, Inc. (“AIG”).  For the years ended December 31, 2009 and 2008, we paid AIG approximately $146,000 and $225,000, respectively.  No payments are made directly to that affiliate, however, the NBSI affiliate does receive a commission from AIG to broker the relationship.  We believe that the cost of such services were as favorable to us as those which could have been obtained from an unrelated third party.

Transactions with Neil Glachman

In connection with the acquisition of Combine Optical Management Corporation (“COMC”), a company owned by Mr. Neil Glachman, we entered into a series of promissory notes with COMC.  The promissory notes amounted to $1,773,000 with $498,000 paid in October 2007; $300,000 paid in September 2008; $250,000 paid in October 2009; $225,000 due on October 1, 2010; and $500,000 (with interest at 7% per annum) payable in sixty, equal monthly installments of $9,900.60, which commenced on October 1, 2006.  For the years ended December 31, 2009 and 2008, we incurred approximately $47,000 and $75,000, respectively, of interest expense pertaining to the promissory notes.  As of December 31, 2009 and 2008, there was $417,000 and $770,000, respectively, of related party obligations due under the terms of such promissory notes.

During 2009 and 2008, Combine members purchased contact lenses from Visus Formed Optics, a contact lens manufacturer that is partially owned by Mr. Glachman.  For the years ended December 31, 2009 and 2008, the total cost of such contact lenses was approximately $46,000 and $56,000, respectively.  We believe that the cost of such product was as favorable to Combine as those which could have been obtained from an unrelated third party.

During 2009 and 2008, Combine members purchased contact lenses from Ocular Insight, Inc., a contact lens distributor that is partially owned by Mr. Glachman.  For the years ended December 31, 2009 and 2008, the total cost of such contact lenses was approximately $18,000 and $13,000, respectively.  We believe that the cost of such product was as favorable to Combine as those which could have been obtained from an unrelated third party.

See “Employment Agreements” of this proxy statement for additional information.

PROPOSAL 1: ELECTION OF DIRECTORS

The number of directors constituting the entire Board is currently six (6). Our directors are divided into two classes, designated as Class I and Class II, respectively, with each class having a term of two years and until their successors shall be elected and qualify.  During 2010, the term of the Class II Directors expires. Management proposes that Joel L. Gold, Glenn Spina and Joseph Silver, whose terms of office expire in 2010, be re-elected as Class II Directors, to serve for terms to expire at the 2012 Annual Meeting of Shareholders, in each case, until his successor is elected and qualified.  Unless otherwise indicated, the enclosed proxy will be voted FOR the election of such nominees.  The Board of Directors recommends that shareholders vote FOR the foregoing nominees.

Information as to Directors and Nominees for Directors

The following table sets forth the position and offices presently held with us by each nominee for Class I Director and each Class II Director currently in office, his age as of September 24, 2010, and the year each became one of our directors.

Name	Age	Positions and Offices Held	Year Became Director
Directors to Continue in Office Until 2011 Annual Meeting of Shareholders (Class I Directors):
Dr. Alan Cohen	60	Chairman of the Board	1992
Seymour G. Siegel	67	Director	2004
Jeffrey E. Kolton	50	Director	2010
Nominees to serve in Office Until 2012 Annual Meeting of Shareholders (Class II Directors):
Joel L. Gold	68	Director	1995
Glenn Spina	53	Director, President and Chief Executive Officer	2009
Joseph Silver	65	Director	2010

Dr. Alan Cohen has served as one of our directors since our inception; and, as of May 31, 2002, became our Chairman of the Board of Directors.  He also served as our Chief Operating Officer from 1992 until October 1995, when he became Vice Chairman of the Board, and as our President, Chief Executive Officer and Chief Operating Officer from October 1998 through April 17, 2000, when he became President of our retail optical store division, which position Dr. Cohen resigned from on January 9, 2001.  Dr. Cohen is part owner of Meadows Management, LLC (“Meadows”), which, until April 9, 2000, rendered consulting services to us.  From 1974 to the present, Dr. Cohen has been engaged in the retail and wholesale optical business.  For more than 10 years, Dr. Cohen has also been a director, principal shareholder and officer of CFO Group, Inc. (previously known as Cohen Fashion Optical, Inc.) and its affiliates (“CF”), which currently maintains its offices in New York City.  Since January 15, 2001, Dr. Cohen has served as President of General Vision Services, LLC (“GVS”), and, since October 2003, has served as an officer of Vision World, LLC (“Vision World”), each of which currently maintains its principal offices in New York City.  Dr. Cohen is a member of GVS and Vision World.  GVS and Vision World also administer third party benefit programs similar to those being administered by the Company.  See “Certain Relationships and Related Transactions” of this proxy statement.  Dr. Cohen is also an officer and a director of several privately held management and real estate companies and other businesses.  Dr. Cohen graduated from the Pennsylvania School of Optometry in 1972, where he received a Doctor of Optometry degree.  We believe that Dr. Cohen’s expertise and experience in the optical industry give him the qualifications and skills necessary to serve as one of our directors.

Joel L. Gold has served as one of our directors since December 1995. He is currently Head of Investment Banking at Andrew Garrett Inc. (“AGI”), an investment-banking firm located in New York City.  Mr. Gold has been with AGI since October 2004.  From January 2000 until September 2004, he served as Executive Vice President of Investment Banking of Berry Shino Securities, Inc., an investment-banking firm also located in New York City.  From January 1999 until December 1999, he was an Executive Vice President of Solid Capital Markets, an investment-banking firm also located in New York City.  From September 1997 to January 1999, he served as a Senior Managing Director of Interbank Capital Group, LLC, an investment banking firm also located in New York City.  From April 1996 to September 1997, Mr. Gold was an Executive Vice President of LT Lawrence & Co., and from March 1995 to April 1996, a Managing Director of Fechtor Detwiler & Co., Inc., a representative of the underwriters for our initial public offering.  Mr. Gold was a Managing Director of Furman Selz Incorporated from January 1992 until March 1995.  From April 1990 until January 1992, Mr. Gold was a Managing Director of Bear Stearns and Co., Inc. (“Bear Stearns”).  For approximately 20 years before he became affiliated with Bear Stearns, he held various positions with Drexel Burnham Lambert, Inc.  He is currently a director, and serves on the Audit and Compensation Committees, of Best Energy Services Inc., an oil services company, and of Innovative Food Products, a marketer of specialty food items.  We believe that Mr. Gold’s expertise and experience in the financial industry give him the qualifications and skills necessary to serve as one of our directors.

Jeffrey E. Kolton was elected as one of our directors on April 16, 2010.  Mr. Kolton is currently a Principal member of Franchise Market Ventures, LLC, specializing in servicing franchise and hospitality companies. Mr. Kolton founded FRANdata Corporation in 1989, and from its inception through 2001, Mr. Kolton served as President of FRANdata Corporation, a leading franchise research firm serving over 2,500 clients within the franchise industry. From April 2003 through April 2006, Mr. Kolton was a Partner at Kaufmann, Gildin, Robbins & Oppenheim, LLP, a prominent franchise law firm in New York, focusing on mergers and acquisitions, and international franchise transactions.  Mr. Kolton graduated with honors from Cornell University and the London School of Economics and Political Science.  Mr. Kolton also received a law degree from the Georgetown University Law Center.  Mr. Kolton is a member of the D.C., Maryland and Pennsylvania bars and is an ASA licensed sommelier.  We believe that Mr. Kolton’s expertise and experience in the franchising business give him the qualifications and skills necessary to serve as one of our directors.

Seymour G. Siegel has served as one of our directors since July 2004.  Mr. Siegel is a certified public accountant and a principal in the Business Consulting Group of Rothstein, Kass & Company, P.C., an accounting and consulting firm. From 1974 to 1990 he was managing partner and founder of Siegel Rich and Co., P.C., CPAs, which merged into Weiser & Co., LLP where he was a senior partner. He formed Siegel Rich Inc. in 1994, which in April 2000 became a division of Rothstein, Kass & Company, P.C. Mr. Siegel has been a director, trustee and officer of numerous businesses, philanthropic and civic organizations. He has served as a director and member of the audit committees of Barpoint.com, Oak Hall Capital Fund, Prime Motor Inns Limited Partnership, Noise Cancellation Technologies, and Global Aircraft Solutions, Inc.. Mr. Siegel currently serves as a director and chairman of the audit committee of Hauppauge Digital, and Air Industries Group, Inc.  We believe that Mr. Siegel’s business expertise and experience and his accounting background give him the qualifications and skills necessary to serve as one of our directors.

Joseph Silver was elected as one of our directors on April 16, 2010.  Mr. Silver is currently the Senior Vice-President of, and Florida General Counsel to, The Trump Group, a multi-national company specializing in real estate and hotel development and operation, as well as various other businesses.  From 1969 through 1984, Mr. Silver served as the Executive Vic-President of, and General Counsel to, The Michael J. Swerdlow Companies, a firm specializing in complex real estate transactions and financing.  From 1984 through 1991, Mr. Silver served as Executive Vice-President of, and General Counsel to, Donald J. Trump and The Trump Organization, an individual and company recognized as one of the world’s most successful developers and operators of real estate properties, hotels and casinos.  From February 1992 through November 2002, Mr. Silver served in various executive capacities with the Company, including Executive Vice-President of Legal Affairs and General Counsel.  From December 2002 through November 2007, Mr. Silver served as Executive Vice-President of, and General Counsel to, Trump Dezer Development and its affiliates, real estate companies engaging in the development and operation of hotels and luxury condominiums.  From December 2007 through February 2010, Mr. Silver was General Counsel to Aero Toy Store, LLC and its affiliates, a company reputed to be one of the world’s largest dealers of high-end corporate aircraft.  Mr. Silver graduated from the City College of New York, where he received a Bachelor of Business Administration Degree in Accounting.  Mr. Silver also received a Juris Doctor Degree from Brooklyn Law School.  Mr. Silver is a member of the Florida Bar under its Authorized House Counsel Rules and a member of the New York State Bar.  We believe that Mr. Silver’s expertise and experience in the optical industry and the governance and leadership skills he fostered as a practicing attorney give him the qualifications and skills necessary to serve as one of our directors.

Glenn Spina joined the Company as our President, Chief Executive Officer and one of our directors in December 2009.  Mr. Spina has had extensive experience in the optical industry dating back to 1980, when he began as an original owner and founding member of America’s Best Contacts and Eyeglasses (“ABCE”), a retail optical chain that operated over 100 locations nationwide from Puerto Rico to Alaska.  From 1983 through February 1990, Mr. Spina served as Western Regional President for ABCE.  From March 1990 through July 1997, Mr. Spina served as President and Chief Operating Officer, and was a director of ABCE, until the sale of the Company in 1997.  Mr. Spina was the Founder and President of The Bartimaeus Project, a world-wide non-profit organization, which brought the gift of sight to third world countries by providing free eye exams and prescription eyewear.  From 2005 through 2008, Mr. Spina served as President and Chief Executive Officer of The Quasar Group, and from 2008 through 2009, Mr. Spina served as the Director of New Business Development for Millennia Holdings.  Mr. Spina holds a Masters Degree from C.W. Post University.  We believe that Mr. Spina’s expertise and experience in the optical industry give him the qualifications and skills necessary to serve as one of our directors.

 Family Relationships

There are no family relationships among any of our executive officers and directors.

Board Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for recommending independent accountants to the Board, reviewing our financial statements with management and the independent accountants, making an appraisal of the audit effort and the effectiveness of our financial policies and practices and consulting with management and the independent accountants with regard to the adequacy of internal accounting controls.  The Audit Committee operates under a formal charter adopted by the Board that governs its duties and standards of performance.  The Audit Committee charter is posted and can be obtained on our website at www.emergingvision.com.  The members of the Audit Committee currently are Joel L. Gold, Jeffrey E. Kolton and Seymour G. Siegel.

Nominating Committee

The Nominating Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members and select director nominees to be presented for Board and/or shareholder approval.  The members of the Nominating Committee currently are Messrs. Joel L. Gold and Seymour G. Siegel.  Our Board has adopted a written charter for the Nominating Committee.  A copy of the charter is available on our website, www.emergingvision.com.  While the Nominating Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.  The Nominating Committee will consider qualified director candidates recommended by shareholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Shareholder Proposals - Shareholder Nominees” below.  At this time, the Nominating Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for, among other things: (i) determining the Chief Executive Officer’s compensation, (ii) making recommendations to the Board of Directors with respect to non-Chief Executive Officer compensation, incentive-compensation plans and equity based plans (and overseeing the activities of those responsible for administering such plans), (iii) approving any new equity compensation plan (or any material change to an existing plan) where shareholder approval has not been obtained and which is to be submitted for adoption by the shareholders, (iv) in consultation with management, overseeing regulatory compliance with respect to compensation matters, including overseeing our policies on structuring compensation programs to preserve tax deductibility, and, as and when required, establishing performance goals and certifying that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code and (v) making recommendations to the Board of Directors with respect to severance or similar termination payments proposed to be made to senior management. The members of the Compensation Committee currently are Messrs. Joel L. Gold, Jeffrey E. Kolton and Joseph Silver.  Our Board of Directors has adopted a written charter for the Compensation Committee which is available on our website at www.emergingvision.com.

In 2009, the Compensation Committee engaged FPL Associates L.P., a compensation consulting company, to provide an independent review and analysis with respect to an employment agreement under consideration in connection with our consideration of a new Chief Executive Officer and President.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight. Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.   We have different individuals serving as our Chief Executive Officer and Chairman of the Board, respectively, which helps mitigate against broader risk exposure.   The Board's role in our risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with those efforts.

Report of the Audit Committee

In overseeing the preparation of the financial statements of Emerging Vision, Inc. (the “Company”) as of December 31, 2009 and for the years ended December 31, 2009 and 2008, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with Rosen Seymour Shapss Martin & Company LLP, the Company’s outside auditors (“Rosen”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Rosen required by applicable requirements of the Public Company Accounting Oversight Board regarding Rosen’s communications with the Committee concerning independence and the Committee discussed Rosen’s independence with Rosen.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Joel L. Gold
Jeffrey E. Kolton
Seymour G. Siegel

Meetings

The Board held seven meetings during the year ended December 31, 2009.

The Audit Committee met four times during the fiscal year ended December 31, 2009.  The Audit Committee also acted on one occasion during the year ended December 31, 2009 by unanimous written consent in lieu of a meeting.

The Compensation Committee and the Nominating Committee did not meet during the fiscal year ended December 31, 2009.

No director attended fewer than 75 percent of the aggregate of (i) the total number of meetings held by the Board during the fiscal year ended December 31, 2009 and (ii) the total number of meetings held by all of the committees of the Board on which he served during the fiscal year ended December 31, 2009.  We do not have a formal policy regarding director attendance at our annual meeting of shareholders.  However, all directors are encouraged to attend. We did not hold an annual meeting of shareholders in 2009.

Communication with the Board of Directors

Any shareholder or interested party who wishes to communicate with the Board of Directors, or specific individual directors, may do so by directing a written request addressed to such directors or director in care of the Chairman of the Audit Committee, Emerging Vision, Inc, 520 8th Avenue, 23rd Floor, New York, New York 10018. Communication(s) directed to members of the Board of Directors who are not non-management directors will be relayed to the intended Board member(s) except to the extent that it is deemed unnecessary or inappropriate to do so pursuant to the procedures established by a majority of the independent directors. Communications directed to non-management directors will be relayed to the intended Board member(s) except to the extent that doing so would be contrary to the instructions of the non-management directors. Any communication so withheld will nevertheless be made available to any non-management director who wishes to review it.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Siegel is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K.  Mr. Siegel is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees.  We are required to disclose in this Annual Report each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2009.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2009, our officers, directors and 10% shareholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Harvey Ross, a former director who resigned in January 2010, filed ten Form 4s late, representing thirty transactions that were not reported on a timely basis.  Mr. Brian Alessi, our Chief Financial Officer, Treasurer and Secretary, filed one amendment to Form 4 late, representing two transactions that were not filed on a timely basis.

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Messrs. Cohen, Gold, Kolton, Siegel, Silver and Spina.  Each of Messrs. Gold, Kolton, Siegel and Silver is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Gold, Kolton and Siegel, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934.

Nominating Committee

The members of our Board’s Nominating Committee currently are Messrs. Joel L. Gold and Seymour G. Siegel, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Joel L. Gold, Jeffrey E. Kolton and Joseph Silver, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

PROPOSAL 2:  RATIFICATION OF THE SELECTION OF ROSEN SEYMOUR SHAPSS MARTIN & COMPANY LLP AS THE COMPANY’S AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2010.

The Audit Committee has selected Rosen as our independent registered public accounting firm to conduct the audit of the Company’s books and records for the fiscal year ending December 31, 2010. Rosen also served as our independent registered public accountants for the previous fiscal year.

Although ratification by shareholders is not required by our organizational documents or other applicable law, the Audit Committee has determined that requesting ratification by shareholders of its selection of Rosen as our independent registered public accountants is a matter of good corporate practice. If shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Rosen, but may still retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the selection at any time during the year if it determines that such a change would be in our best interests.  The Board of Directors recommends a vote FOR the ratification of the selection of the auditors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The following information summarizes the fees paid or payable to Rosen, our independent auditors, for professional services rendered for the years ended December 31, 2009 and 2008.

Audit fees – Consist of professional services rendered for the audit of our annual financial statements and review of the interim financial statements included in the annual and quarterly reports, and other services that are normally provided by the independent auditors in connection with statutory and regulatory filings.  For the years ended December 31, 2009 and 2008, such fees were approximately $180,000 and $194,900, respectively.

Audit-related fees – In addition to the fees described above, we paid Rosen $34,400 for services rendered during the year ended December 31, 2009 related to our rescission transaction discussed above and related to the review of our responses to the SEC comment letter.

Tax fees - We utilize a different accounting firm to prepare our consolidated federal and state tax returns in connection with IRS regulations.  For the years ended December 31, 2009 and 2008, the fees billed to us for such services were $38,900 and $36,000, respectively.

All other fees – We were not billed for fees for any other services not described above during the years ended December 31, 2009 and 2008.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.

SHAREHOLDER PROPOSALS

If any shareholder of ours intends to present a proposal for consideration at the 2011 annual shareholder meeting and desires to have such proposal included in the 2011 proxy statement and proxy card distributed by the Board with respect to such meeting, such proposal must have been received at our principal executive offices by June 10, 2011. Upon receipt of a proposal, we will determine whether or not to include the proposal in our 2011 proxy statement in accordance with applicable law.

The following requirements with respect to shareholder proposals and shareholder nominees to the Board of Directors are included in our Amended and Restated By-Laws.

Shareholder Proposals

For a proposal to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof to our Secretary.  To be timely, such proposals must be received by our Secretary at our principal executive offices on a date which is not less than 50 days nor more than 75 days prior to the annual meeting; provided, however, that in the event that less than 65 days’ notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, notice of a shareholder, to be timely, must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs.

A shareholder’s notice must set forth as to each matter the shareholder proposes to bring before the annual meeting certain information regarding the proposal, including (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; (b) the name and address of such shareholder proposing such business; (c) the class and number of our shares which are beneficially owned by such shareholder; and (d) any material interest of such shareholder in such business. No business proposed by a shareholder shall be conducted at an annual meeting except in accordance with these procedures. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement.

Shareholder Nominees

In order for persons nominated to the Board of Directors, other than those persons nominated by or at the direction of the Board of Directors, to be qualified to serve on the Board of Directors, such nomination must be made pursuant to timely notice in writing to our Secretary.  To be timely, a shareholder’s notice must be received at our principal executive offices not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 65 days’ prior notice or prior public disclosure of the date of the annual meeting is given or made to shareholders, nominations by the shareholders, to be timely, must be so received not later than the close of business on the 15th day following the day on which such notice was mailed or such public disclosure was made, whichever first occurs.

Nominations by a shareholder shall be by written notice to our Secretary setting forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares or capital stock of ours which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for the election of directors pursuant to the Rules and Regulations of the Securities Exchange of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of the shareholder and (ii) the class and number of shares of our capital stock which are beneficially owned by the shareholder.  We may require any proposed nominee to furnish other information as we may reasonably request in order to determine the eligibility of such proposed nominee to serve as a director. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth herein.

Any notice given pursuant to the foregoing requirements must be sent to our Secretary at 520 8th Avenue, 23rd Floor, New York, New York 10018. The foregoing is only a summary of the provisions of our Amended and Restated By-Laws that relate to shareholder proposals and shareholder nominations for director. A complete copy of the Amended and Restated By-Laws is available at our offices.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Shareholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than that listed as Proposal 1 and Proposal 2 in the notice. However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2009 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

/s/Glenn Spina
Glenn Spina
Chief Executive Officer

New York, New York
October 11, 2010

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EMERGING VISION, INC. 520 8th Avenue 23rd Floor New York, NY 10018

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For  Withhold   For All                                           To withhold authority to vote for any

Election of Class II Directors (For a term expiring in 2012)

1. Election of Directors Nominees
All All Except individual nominee(s) mark “For All Except” and write the number(s) of the nominee(s) on the line below.

0 0 0

01 Joel L. Gold                                  02 Glenn Spina                                  03 Joseph Silver

For Against Abstain 0 0 0

2 Proposal to ratify the selection of Rosen Seymour Shapss Martin & Company LLP as independent auditors for the Company for the fiscal year ending December 31, 2010.

NOTE: The Board of Directors recommends a vote FOR all of the named nominees and FOR proposal 2.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation, partnership or LLC, please sign in full corporate, partnership or LLC name, by authorized officer.

[PLEASE SIGN WITHIN BOX]
Signature (Joint Owners)
Date
Date

Proxy This Proxy is Solicited on Behalf of the Board of Directors of Emerging Vision, Inc. Annual Meeting of Shareholders: November 9, 2010
The undersigned shareholder of Emerging Vision, Inc., a New York corporation (the "Company"), hereby appoints Mr. Glenn Spina as his/her/its attorney and proxy, with full powers of substitution and revocation, to vote, as designated on the reverse side, all of the shares of the Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of Certilman Balin Adler & Hyman, LLP, at 90 Merrick Avenue, East Meadow, New York 11554, at 10:00 a.m. (local time), on November 9, 2010, or any adjournment, adjournments, postponements or continuations thereof, in accordance with the instructions on the reverse side hereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted "FOR" the election of each of the named nominees as directors and "FOR" Proposal 2. The Proxy is authorized to vote as he may determine, in his discretion, upon such other business as may properly come before the Meeting.

Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com